                                                                   EXHIBIT 24(a)

                                POWER OF ATTORNEY

         The undersigned, being a director of Lindsay Manufacturing Co. (the "Company"), hereby appoints Richard W. Parod as his agent and attorney-in-fact for the purpose of executing and filing all reports on Form 10-K relating to the year ending August 31, 2003, and any amendments thereto, required to be filed with the Securities and Exchange Commission by the Company.

         IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the date indicated.

            SIGNATURE                                      CAPACITY                                           DATE
            ---------                                      --------                                           ----
/s/ MICHAEL N. CHRISTODOLOU                          Chairman of the Board
-------------------------------------                of Directors                                        November 7, 2003
Michael N. Christodolou

/s/ HOWARD G. BUFFET                                 Director                                           November 11, 2003
-------------------------------------
Howard G. Buffet

/s/ LARRY H. CUNNINGHAM                              Director                                            November 7, 2003
-------------------------------------
Larry H. Cunningham

/s/ J. DAVID MCINTOSH                                Director                                            November 7, 2003
-------------------------------------
J. David McIntosh

/s/ MICHAEL C. NAHL                                   Director                                           November 7, 2003
-------------------------------------
Michael C. Nahl

/s/ WILLIAM F. WELSH II                              Director                                            November 7, 2003
-------------------------------------
William F. Welsh II
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